Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contacts:	Jennifer Bittner, 904-249-4210, jbittner@hanger.com
September 12, 2011		Tom Hofmeister, 512-777-3610, thofmeister@hanger.com

Hanger Orthopedic Group appoints Vinit K. Asar to President and Chief Operating Officer

Austin, TX — Hanger Orthopedic Group, Inc. today announced the appointment of Vinit K. Asar to President and Chief Operating Officer, effective immediately.  Mr. Asar joined the company in December 2008 as Executive Vice President and Chief Growth Officer with nearly 20 years of global business operations experience in the medical device sector at Johnson & Johnson.  In his new position, Mr. Asar will continue to lead Hanger’s emerging businesses and growth opportunities, while taking on additional responsibility for Hanger’s SPS and Linkia business units in distribution and network management, respectively.

“Vinit has brought a new level of enterprise strategic thinking to Hanger,” Hanger Orthopedic Group Chief Executive Officer Thomas F. Kirk said.  “His invaluable contributions have led to calculated growth, disciplined operational diversification, and advancement of our vision.  We are confident this same commitment and foresight will translate to new success in the management of his new responsibilities. ”

Over the past two years, Mr. Asar led the identification, development, and execution of new opportunities for Hanger’s existing operations and launched new business initiatives consistent with the company’s overall growth strategy.  Mr. Asar played a primary role (ultimately assuming subsequent management of the business unit) in Hanger’s $155 million acquisition of Accelerated Care Plus (ACP), the nation’s leading provider of integrated clinical programs for sub-acute and long-term care rehabilitation providers.

“I am continually inspired by Hanger’s outstanding talent, commitment to its patients and customers, and innovative products and services,” Mr. Asar said.  “With a strong foundation built on 150 years of clinical excellence, I am very optimistic about our future prospects and growth potential.  I am delighted to serve in this leadership position.”

About Hanger — Hanger Orthopedic Group, Inc. (NYSE:HGR), headquartered in Austin, Texas, is the world’s premier provider of services and products that enhance human physical capability. Hanger provides orthotic and prosthetic patient care services, distributes O&P devices and components and provides therapeutic solutions to the broader post-acute market. Hanger is the largest owner and operator of orthotic and prosthetic patient care centers, with in excess of 675 O&P patient care centers located in 45 states and the District of Columbia. Hanger, through its subsidiary Southern Prosthetic Supply, is also the largest distributor of branded and private label O&P devices and components in the United States. Hanger provides therapeutic solutions through its subsidiaries Innovative Neurotronics and Accelerated Care Plus. Innovative Neurotronics introduces emerging neuromuscular technologies developed through independent research in a collaborative effort with industry suppliers worldwide. Accelerated Care Plus is a developer of specialized rehabilitation technologies and the nation’s leading provider of evidence-based clinical programs for post-acute rehabilitation, serving more than 4,000 long-term care facilities and other sub-acute rehabilitation providers throughout the U.S. For more information on Hanger, visit www.hanger.com.

This document contains forward-looking statements relating to the Company’s results of operations. The United States Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for certain forward-looking statements. Statements relating to future results of operations in this document reflect the current views of management. However, various risks, uncertainties and contingencies could cause actual results or performance to differ materially from those expressed in, or implied by, these statements, including the Company’s ability to enter into and derive benefits from managed care contracts, the demand for the Company’s orthotic and prosthetic services and products and the other factors identified in the Company’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Company disclaims any intent or obligation to update publicly these forward-looking statements, whether as a result of new information, future events or otherwise.

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